Tortoise Capital Resources Releases Fiscal 2007
Second Quarter Financial Results

FOR IMMEDIATE RELEASE

OVERLAND PARK, Kan.– July 13, 2007 – Tortoise Capital Resources Corp. (NYSE: TTO) today announced its financial results for the second quarter ended May 31, 2007, in its Form 10-Q filed today.

Highlights for the Quarter

•	Completed four investments totaling $23.0 million
•	Net Unrealized Appreciation of $4.2 million (Net of Deferred Tax)
•	Net Assets of $124.1 million or $14.05 per share
•	No portfolio turnover

Portfolio and Investment Activity

As of May 31, 2007, Tortoise Capital Resources’ investment portfolio (excluding short-term investments) totaled $102.8 million, including equity investments of $94.0 million and debt investments of $8.8 million.

Recent Developments

In June 2007, the company completed the full investment of its initial public offering proceeds with four additional investments totaling $29.5 million. The portfolio represents a strategic mix of 17 percent upstream investments, 59 percent midstream investments, 7 percent downstream and 17 percent in aggregates and coal.  Percentages are based on fair market values as of May 31, 2007, except for investments made after May 31, 2007, which are valued at cost.

In June 2007, the company made four new investments:

•	$10.0 million follow-on investment in High Sierra Energy, L.P. common units to support the company’s organic growth projects and selective acquisitions.

•
$10.0 million in common units of International Resource Partners, L.P. supporting the company's initial acquisition of surface and underground coal mine operations in southern West Virginia.  Initial assets include metallurgical and steam coal reserves, a coal washing and preparation plant, rail load-out facilities and a sales and marketing subsidiary.

•
$7.5 million in a direct placement in EV Energy Partners, L.P.’s (Nasdaq: EVEP) common units. EVEP has stated that the proceeds will be used to repay their borrowings under a revolving credit facility used to finance a previously completed acquisition of Monroe field properties in Louisiana. In addition, EVEP stated that the proceeds will fund a portion of its $100 million acquisition of oil and natural gas properties in Central and East Texas.

•	$2.0 million follow-on investment in subordinated debt of Mowood, LLC to finance the purchase of equipment for landfill gas-to-energy projects in Oklahoma and Florida.

“We continue to see strong deal flow as reflected by our investment pace and pipeline,” said Ed Russell, Tortoise Capital Resources’ President. “We believe our platform will continue to provide us with the opportunity to select long-term accretive investments for our stockholders.”

Dividends

On June 1, 2007, we paid a quarterly dividend to our stockholders of record as of May 24, 2007, of $0.16 per common share.  The company anticipates its next quarterly distribution will be paid on or about Sept. 1, 2007.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream segments of the U.S. energy infrastructure sector. Tortoise Capital Resources seeks to provide stockholders  a high level of total return, with an emphasis on dividends and dividend growth.

About Tortoise Capital Advisors, LLC
Tortoise Capital Advisors, LLC, the adviser to Tortoise Capital Resources Corp., is a pioneer in the capital markets for master limited partnership (MLP) investment companies and a leader in closed-end funds and separately managed accounts focused on MLPs in the energy infrastructure sector. As of June 30, 2007, the adviser had approximately $3.0 billion of energy infrastructure investment assets under management.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	May 31, 2007	November 30, 2006
	(Unaudited)
Assets
Investments at value, non-affiliated (cost $53,074,126 and $21,867,831, respectively)	$60,929,415	$22,196,689
Investments at value, affiliated (cost $48,753,776 and $14,828,825, respectively)	50,701,156	14,828,825
Investments at value, control (cost $18,800,000 and $5,550,000, respectively)	18,973,954	5,550,000
Total investments (cost $120,627,902 and $42,246,656, respectively)	130,604,525	42,575,514
Dividends receivable	124,586	24,262
Interest receivable from control investments	61,859	43,983
Other receivable from affiliate	-	44,487
Prepaid expenses and other assets	109,863	244,766
Total assets	130,900,833	42,933,012

Liabilities
Management fees payable to Adviser	468,000	112,765
Accrued capital gain incentive fees payable to Adviser (Note 4)	1,496,494	-
Dividend payable on common shares	1,414,035	-
Accrued expenses and other liabilities	143,289	155,303
Current tax liability	67,786	86,386
Deferred tax liability	3,174,261	250,156
Total liabilities	6,763,865	604,610
Net assets applicable to common stockholders	$124,136,968	$42,328,402

Net Assets Applicable to Common Stockholders Consist of
Warrants, no par value; 948,005 issued and outstanding
at May 31, 2007 and 772,124 issued and outstanding at
November 30, 2006 (5,000,000 authorized)	$1,374,147	$1,104,137
Capital stock, $0.001 par value; 8,837,721 shares issued and outstanding at May 31, 2007 and 3,088,596 issued and outstanding
at November 30, 2006 (100,000,000 shares authorized)	8,838	3,089
Additional paid-in capital	118,662,119	41,018,413
Accumulated net investment loss, net of deferred tax benefit	(2,101,017)	-
Accumulated realized gain (loss), net of deferred tax expense	7,595	(906)
Net unrealized appreciation of investments, net of deferred tax expense	6,185,286	203,669
Net assets applicable to common stockholders	$124,136,968	$42,328,402

Net Asset Value per common share outstanding (net assets applicable
to common shares, divided by common shares outstanding)	$14.05	$13.70

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended	For the three months ended	For the six months ended	Period from December 8, 2005 (1) through
	May 31, 2007	May 31, 2006	May 31, 2007	May 31, 2006
Investment Income
Distributions received from investments
Non-affiliated investments	$347,442	$-	$695,872	$-
Affiliated investments	1,078,025	-	1,333,282	-
Total distributions received from investments	1,425,467		2,029,154
Less return of capital on distributions
Non-affiliated investments	(602,896)	-	(889,148)	-
Affiliated investments	(881,245)	-	(1,075,050)	-
Net distributions from investments	(58,674)	-	64,956	-
Dividends from money market mutual funds	442,126	347,496	581,659	751,001
Interest income from control investments	162,404	-	290,876	-
Total Investment Income	545,856	347,496	937,491	751,001

Expenses
Base management fees	468,012	169,367	848,079	306,163
Capital gain incentive fees (Note 4)	1,008,867	-	1,496,494	-
Professional fees	157,467	44,201	214,848	83,597
Directors' fees	25,205	23,129	48,373	43,743
Administrator fees	20,063	(6,844)	30,736	-
Reports to stockholders	11,847	2,067	16,305	15,810
Fund accounting fees	8,428	6,599	14,277	12,409
Stock transfer agent fees	3,680	7,260	7,280	10,009
Custodian fees and expenses	2,545	1,610	5,145	3,438
Registration fees	6,395	-	8,063	-
Other expenses	11,454	3,908	17,992	10,849
Total Expenses before Interest Expense,
Preferred Stock Dividends and Loss on Redemption of Preferred Stock	1,723,963	251,297	2,707,592	486,018
Interest expense	(5,771)	-	117,710	-
Preferred stock dividends	-	-	228,750	-
Loss on redemption of preferred stock	(33,346)	-	731,713	-
Total Interest Expense, Preferred Stock Dividends
and Loss on Redemption of Preferred Stock	(39,117)	-	1,078,173	-
Total Expenses	1,684,846	251,297	3,785,765	486,018
Net Investment Income (Loss), before Income Taxes	(1,138,990)	96,199	(2,848,274)	264,983
Current tax expense	-	(34,855)	-	(95,955)
Deferred tax benefit	432,817	-	747,257	-
Total tax benefit (expense)	432,817	(34,855)	747,257	(95,955)
Net Investment Income (Loss)	(706,173)	61,344	(2,101,017)	169,028

Realized and Unrealized Gain on Investments
Net realized gain on investments, before deferred tax expense	13,712	-	13,712	-
Deferred tax expense	(5,211)	-	(5,211)	-
Net Realized Gain on Investments	8,501	-	8,501	-
Net unrealized appreciation of non-affiliated investments	5,179,360	-	7,507,863	-
Net unrealized appreciation of affiliated investments	1,505,983	-	1,965,951	-
Net unrealized appreciation of control investments	40,435	-	173,954	-
Net unrealized appreciation, before deferred tax expense	6,725,778	-	9,647,768	-
Deferred tax expense	(2,555,796)	-	(3,666,151)	-
Net Unrealized Appreciation of Investments	4,169,982	-	5,981,617	-
Net Realized and Unrealized Gain on Investments	4,178,483	-	5,990,118	-

Net Increase in Net Assets Applicable to Common Stockholders
Resulting from Operations	$3,472,310	$61,344	$3,889,101	$169,028

Net Increase in Net Assets Applicable to Common Stockholders:
Resulting from Operations Per Common Share
Basic	$0.39	$0.02	$0.58	$0.05
Diluted	$0.35	$0.02	$0.51	$0.05

Weighted Average Shares of Common Stock Outstanding:
Basic	8,830,580	3,088,596	6,653,445	3,088,596
Diluted	9,785,726	3,088,596	7,587,209	3,088,596

(1) Commencement of Operations.